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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


Subsidiaries of the Registrant                    Organized Under the Laws of
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Sugar Creek Foods, Inc.; Consolidated subsidiary            Virginia
Eskimo Inc.; Consolidated subsidiary                        Virginia

All other subsidiaries individually and in the aggregate do not constitute a "significant subsidiary" within the meaning of Rule 1-02(v) of Regulation S-X.